UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 5, 2014 (December 4, 2014)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
Cayman Islands
Registrant’s telephone number, including area code: (345) 815-9902

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 5, 2014, HLSS Servicer Advance Receivables Trust (the “HSART Facility”) entered into a separate amendment agreement (each an “Amendment Agreement”) with each of Barclays Bank plc, Wells Fargo Bank, N.A. and Credit Suisse AG, Cayman Islands Branch. Each Amendment Agreement amends an Indenture Supplement dated as of August 30, 2013 for a series of variable funding notes issued by the HSART Facility (the “Notes”).

The Amendment Agreements modify certain terms that caused an immediate reduction in the applicable advance rates on the Notes upon the occurrence of certain events. Subject to the HSART Facility meeting all other funding requirements, the Amendment Agreements eliminate such advance rate reduction.

This description of the Amendment Agreements is not complete and is qualified in its entirety by reference to the Amendment Agreements, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3 and which are incorporated herein by reference.

Item 8.01	Other Events

On December 4, 2014, Home Loan Servicing Solutions, Ltd.’s (the “Company”) Board of Directors authorized a new share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase the Company’s ordinary shares (“Shares”) for an aggregate purchase price not to exceed $150 million. The purpose of the Share Repurchase Program is to provide the Company with the flexibility to invest cash generated in excess of its dividend for the repurchase of its Shares.

Under the Share Repurchase Program, the Company may purchase its Shares, at its discretion, through various means, including, without limitation, open market and privately negotiated transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The Share Repurchase Program does not obligate the Company to purchase any Shares, and expires on December 4, 2017. The authorization for the Share Repurchase Program may be terminated, increased or decreased by the Company’s Board of Directors in its discretion at any time.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Form 8-K, including, without limitation, statements we make about our intention to repurchase Shares, proposed repurchase methodology, cash flows, future earnings, business strategy, expectations and objectives for our future performance or the impact of the Amendment Agreements are forward-looking statements. These forward-looking statements include declarations regarding our management's beliefs and current expectations. All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those risks specific to our business detailed within our reports and filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Form 10-K") as amended by our Amendment No.1 to the 2013 Form 10-K, filed with the SEC on August 18, 2014 (the "Form 10-K/A") and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the "Q3 Form 10-Q") filed with the SEC on October 16, 2014. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the risk factors described under the heading "Risk Factors" within our Form 10-K/A and our Q3 Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

Exhibit No.

10.1	Amendment No.5 to the Second Amended and Restated Series 2012-VF1 Indenture Supplement dated as of August 30, 2013.

10.2	Amendment No.5 to the Second Amended and Restated Series 2012-VF2 Indenture Supplement dated as of August 30, 2013.

10.3	Amendment No.5 to the Second Amended and Restated Series 2012-VF3 Indenture Supplement dated as of August 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

Date:	December 5, 2014	By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)